Exhibit 10.6

English translation for convenience purposes only

RMB Working Capital Loan Contract

Borrower:Wuhan Kingold Jewelry Co., Limited

(Hereinafter Party A)

Address: 15# Huangpu Science and Technology Park, Jiang’an District, Wuhan, Hubei Province, PRC

Postal code:

Tel:

Fax:

Legal representative: Zhihong Jia

Deposit bank & Account number: 7381310182600083815

Lender: Wuhan Branch China CITIC Bank Corporation Limited

(Hereinafter Party B)

Address: No.747 Jianshe Road, Hankou District, Wuhan, Hubei Province

Postal code: 430015

Tel: 027-85355272

Fax:

Legal representative/Principal: Xuemin Xu

Place of Contract: Wuhan

Date of signature: ___12___ (Month)____6____(Day)_____2013__(Year)

In accordance with Contract Law of the People’s Republic of China and Interim Measures on Management of Working Capital Loans and other relevant laws, regulations and rules and based on the principles of equality and friendly consultation, Party A and Party B agree to enter into this Contract.

Exhibit 10.6 English translation for convenience purposes only

Article 1 Loan type

1.1	In accordance with this Contract, Party B agrees to provide working capital loans for Party B.

Article 2 Allocated loan amount (Principal, similarly hereafter) & loan term

2.1 The Currency under this Contract is RMB

(Amount in words): FORTY Million RMB

(Amount in figures): _40,000,000¥.

2.2 The loan term under this Contract is FIVE MONTHS (in capital form) from__12__(Month)___6__(Day)__2013___(Year) to __5___(Month)___8__(Day)__2014___(Year).

2.3 The payment actual term, withdrawal actual date and allocated loan amount shall follow the term, date and loan specified on this Contract. A certificate of indebtedness is an integral part of this Contract. The certificate and this Contract are equally valid.

Article 3 Purpose of loan

3.1 The loan under this Contract is to be used for capital turnover. Party A shall not change the purpose of loan without the written permission from Party B. Party A hall not invest the mentioned loan into fixed assets and securities, nor use the loan for any banned production and operation, nor misuse the loan at will.

Article 4 Interest rate and Interest on loan

4.1 In case that the time interval between the first withdrawal actual date and date of signature is within six months, the interest rate under this Contract shall be determined in line with __(1)___of the following:

(1) The interest rate shall _raise__ (raise/cut) by __15___(%/BPs) based on the benchmark interest rate announced by the People’s Bank of China for loans of the same term and priority as the withdrawal actual date.

Exhibit 10.6 English translation for convenience purposes only

(2) The interest rate shall _/_ (raise/cut) by ___/_(%/BPs) based on the benchmark interest rate announced by the People’s Bank of China for loans of the same term and priority as the date of signature, namely the interest rate under this Contract shall be ___/____%.

In case that the time interval between the first withdrawal actual date and date of signature is beyond six months, Party B shall have the right to adjust the interest rate of this loan based on Party B’s relevant interest rate policy at the appointed time. But Party A shall need the written notification from Party B.

4.2 The interest rate under this Contract shall apply the __(1)__mode of the following to be readjusted:

(1) Fixed interest rate. The interest rate shall remain unchanged within the term of loan.

(2) Floating interest rate. The interest rate under this Contract shall be determined according to the_∕_ mode of the following items. The interest rate of this loan after readjustment shall be the benchmark interest rate announced by the People’s Bank of China for loans of the same term and priority as the adjustment date in accordance with the definite interest rate after readjustment via the way specified in 4.1 under this Contract.

(1) The interest rate shall be readjusted for every __∕ __ (in capital form) (month/quarter/year) from the withdrawal actual date. The readjustment date shall be that in the readjustment month corresponding to the withdrawal actual date. If there is no date in the readjustment month corresponding to the withdrawal actual date, the readjustment date shall be the last date in the readjustment month.

(2) The initial interest rate shall be on __/___(Month)__ /___(Day)__ /___(Year) from the withdrawal actual date and for every ___/____ (in capital form)(month/quarter/year) from the readjustment date. The readjustment date shall be that in the readjustment month corresponding to the initial readjustment date. If there is no date in the readjustment month corresponding to the initial readjustment date, the readjustment date shall be the last date in the readjustment month.

Exhibit 10.6 English translation for convenience purposes only

(3) The readjustment date of the interest rate under this Contract shall be the readjustment date of the benchmark interest rate announced by the People’s Bank of China for loans from the withdrawal actual date.

4.3 The interests shall be calculated from the withdrawal actual date. The interest calculating formula shall be as: interests= actual balance of loan × actual days within interest period × annual interest rate/ 360 days.

4.4 In case that the loans and the accrued interest outright shall not be once repaid, the initial expiry date for interest shall be on ___12__(Month)__20___(Day)___2013___(Year) based on __(1)__ of the following settlement:

(1) The interests shall be settled on a monthly basis. The 20th day of each month shall be the date of interest settlement.

(2) The interests shall be settled on a quarterly basis. The 20th day of the last month in each quarter shall be the date of interest settlement.

(3) Other date as agreed by both parties shall be: _____/_____________________.

4.5 Party A, no later than each interest settlement date, deposit adequate funds into the account opened by Party B (account number: __7381310182600083815____) for Party B to deduct interest timely from this account. Party A shall make it sure to repay the interests in time if choosing other repayment method. If the interest settlement date is non-banking days, the interests shall be deposited a banking day in advance. If Party A fails to repay the agreed interests within the interest settlement date, Party B shall have the right to regard it as overdue interests.

4.6 The loan in full with any interest accrued shall be repaid on the maturity date. If the maturity date is on official holidays or public holidays, the loan shall be repaid on the last banking day before official holidays or public holidays. The interests shall be calculated by the interest rate specified in this Contract and it shall deduct the interests within the days between the repayment date and maturity date calculated by the interest rate specified in this Contract. In case of repaying the loan on the first banking day after official holidays or public holidays, the interests for the overdue loan shall be charged according to the interests between maturity date and actual repayment date calculated by the interest rate specified in this Contract. If the loan is failed to be repaid on the first banking day after official holidays or public holidays, the interests for the overdue loan shall be charged from this date.

Exhibit 10.6 English translation for convenience purposes only

Article 5 Drawing and payment of the loan

5.1 Conditions precedent for the initial drawing

Party A shall meet the following conditions before drawing loan for the first time:

5.2 Conditions precedent for each drawing

For each drawing (including initial drawing) under this Contract, Party A shall meet the following conditions except conditions precedent for the initial drawing as agreed in 5.1:

(1)	Party A shall have no violation against the duty and responsibility under this Contract and guaranty documents.

(2)	No event of default takes place under this Contract.

(3)	Guaranty documents shall be persistently valid.

(4)	After the fair assessment of Party B, the financial position of Party A has no changes that are likely to harm, delay or hinder the performance of duty and responsibility under this Contract and guaranty documents.

(5)	Party A has signed or provided the documents as agreed or required by Party B.

(6)	Party A has opened relevant account in accordance with this Contract or Party B’s requirements.

(7)	Other conditions required by Party B:

Exhibit 10.6 English translation for convenience purposes only

__________________/_____________________________________________

5.3 Plan of drawing

Party A shall draw based on the following plan, and the withdrawal due date shall be on the banking days.

Withdrawing date	Amount of withdrawing
12/06/2013	40,000,000¥

5.4 If Party A or guaranty party fails to perform the duties as agreed in this Contract or the laws and regulations, including but being not constrained by that Party A fails to provide complete documents for loans with the time permit as agreed by Party B, and that guaranty party fails to check in for guaranty within the fixed date and other situations, Party A shall agree that Party B has the right to change the mentioned plan. In case that the change of plan of drawing results in the change of the term of loan, it shall be settled based on 2.3 under this Contract.

5.5 Party A shall draw in accordance with plan of drawing under this Contract. Without the written permission of Party B, Party A shall not change the plan of drawing. If it needs to change withdrawal date and/or amount of drawing, Party A shall notify Party B by written form in advance ___SEVEN__ banking days prior to the withdrawal date as agreed in this Contract. Party B agrees that Party A shall have __THREE__ banking days of grace period for drawing. If Party A fails to draw the loan within the due grace period, Party B shall regard that Party A automatically cancels this loan and has no right to draw this loan. And Party A shall undertake the violation responsibility as agreed in 13.2 under this Contract.

5.6 In case that Party A automatically cancels the loan which cause the change of actual principal from Party B, the principal under this Contract shall follow the certificate of indebtedness produced under this Contract.

Exhibit 10.6 English translation for convenience purposes only

5.7 Drawing and paying of the loan

5.7.1 Application for drawing

Party A shall, ___three_ banking days prior to each drawing, submit to Party B a written application for drawing, the certificate of the loan and the relevant documents for drawing as agreed in this Contract and required by Party B. Party A can retain the specimen seal impression that it authorizes the staff to use for drawing (Appendix I). The staff of Party A shall issue and retain the seal impression corresponding to specimen seal impression when they put up with application for business. Party B shall be responsible for auditing in form the seal impression provided by the staff of Party A through contrasting with specimen seal impression. Party B can approve the application for business of Party A after checking. In case of changing the specimen seal impression, Party A shall submit to Party B a written notification under the original specimen seal impression on the date of changing. In case of Party B’s loss resulting from the overdue notification, Party A shall undertake relevant liability for compensation.

If there is no specimen seal impression from Party A, the staff of Party A shall use official seal for business or submit a separate application for the use of their company’s other seal impressions (special financial seal and other seals).

Party A shall not withdraw the application for drawing. With the approval of Party B, Party has obligation to draw in accordance with the mentioned application for drawing.

Party B shall transfer the loan funds to the account of Party A that opens within Party B (account number: _7381310182600083815__) within the time permit on the application for drawing or to the counter party of Party A by entrusted payment as agreed, after Party B checks and considers the conditions precedent for drawing to be in accordance with that as agreed in this Contract.

Exhibit 10.6 English translation for convenience purposes only

5.7.2 Method of loan payment

Methods of loan payment can be divided into direct payment and entrusted payment. The conditions for entrusted payment as agreed by Party A and Party B shall be as follows:

(1) The amount of single payment beyonds or equals the loan funds payment of _________________________, shall adopt the entrusted payment by the lender;

When single amount of foreign payment is ≧ 5 million RMB, we should adopt entrusted payment as the payment method, and the proportion of the entrusted payment should not smaller than 20% of the total loan.

In case of the entrusted payment by the lender, Party B shall check that whether the payment counterpart, amount of payment and other information within the application for payment provided by Party A is in accordance with relevant business contract and other certificates prior to transferring the loan funds. After the approval, Party B shall transfer the loan funds to the account of Party A’s counterpart as listed in Party A’s payment order via the account that opens within Party B (account number: 7381310182600083815).

5.7.3 Payment management

(1) After the drawing of loan, Party B shall have the right to check whether the use of loan funds by Party A is in accordance with the agreement in this Contract through periodical or non-periodical inspection and monitoring, and Party A has obligations to be fully cooperated. In case that the use of loan funds is not in accordance with the agreement in this Contract with the inspection, Party B shall have the right to require Party A to correct within a time limit. If Party A refuses to correct, Party B shall have the right to regard the plot to settle in accordance with 13.3 and 13.6 in this Contract.

Exhibit 10.6 English translation for convenience purposes only

(2) In case of the direct payment by Party A, Party A shall submit to Party B the business contract related with the payment of loan funds corresponding to the last quarter and other business documents for the evidence of loan funds, and give a report of the payment of loan funds no later than the 10th day of the next month in each quarter. Party B shall have the right to check whether the payment of loan is in accordance with the purpose as specified in this Contract and whether the payment for program keeps pace with the program via making account analysis, voucher verification, on-site investigation and other methods.

(3) During the drawing and payment of loan under this Contract, Party B shall have the right to negotiate with Party A to add conditions for drawing and payment of loan, or regard the plot to stop the drawing and payment of loan funds in following cases:

(1) Credit standing deteriorates, and business profitability becomes weak.

(2) The use of loan funds does not follow the purpose under this Contract.

(3) Split the payment of loan into smaller amount to avoid entrusted payment as authorized by Bank in violation of this Contract.

5.8 Other agreements

Article 6 Repayment

6.1 The loan under this Contract shall be repaid by __(1)__ of the following:

(1) Repay interests on the fixed term and the principal on the maturity date.

(2) Repay the loan in full with the accrued interests outright.

(3) Other Payment methods: __________________________________________

6.2 Party A shall the principal pursuant to the following repayment schedule:

Order of repayment	Repayment date	Amount of repayment
	05/08/2014	40,000,000¥

Exhibit 10.6 English translation for convenience purposes only

6.3 For the repayment of the principal, Party A shall, __30___ prior to the repayment date, deposit no less than the principal and interests into the account that opens within Party B (account number:7381310182600083815) to be Party B’s repayment account. Herein Party A authorizes Party B to deduct the principal and interests for the loan from the mentioned account. In case of non-banking day, the repayment date shall be advanced by one banking day. If Party B fails to receive the due amount of repayment within the repayment date, Party B shall regard it as overdue repayment.

6.4 In case that Party A’s repayment or payment fund is insufficient to repay or pay the sum of fund for this period, the repayment fund shall be settled as follows:

(1) Pay for various accrued charge, default fine, compensatory payment in relation with this Contract and relevant laws and regulations;

(2) Pay for penalty interests payable, compound interests;

(3) Pay for interests payable;

(4) Pay for principal payable.

In case that the repayment fund is insufficient to repay or pay all the funds according to this sequence, the fund shall be repaid for the funds following priority order of their due date.

6.5 Voluntary prepayment

6.5.1 Party A shall meet any following condition to repay the loan in full or by part in advance:

(1) Party A shall pay all the matured funds payable prior to the prepayment date.

(2) Party A shall, at least twenty banking days prior to the planed date for prepayment, submit to Party B a written application for prepayment date and receive the written approval of Party B.

(3) The amount of prepayment fund shall be the integral multiple of ________ ten thousand RMB, and each amount of prepayment fund shall be not less than _______ ten thousand RMB in addition to the prepayment of total loan under this Contract.

(4) Party A shall repay Party B the relevant interests and other expenses payable in advance with the amount of repayment.

Exhibit 10.6 English translation for convenience purposes only

(5) Party B shall have the right to charge the default fine at the rate of __50.00_% from Party A’s prepayment date based on the interest rate according to the amount of prepayment fund, the rest term of loan, this Contract and prepayment date. The default fine calculating formula: default fine = the amount of prepayment fund × the rest term of loan (by year) × the interest rate of loan corresponding to the prepayment date as agreed in this Contract × rate.

6.5.2 Except for the written approval of Party B, the times of prepayment shall be more than _____ times within the term of loan. The principal of prepayment shall be repaid by the inverted order, namely, the principal shall be repaid by the reverse order of repayment schedule as agreed in this Contract.

6.5.3 The application for prepayment shall not be withdrew, and Party A shall repay the loan under this Contract follow the amount and date as listed in the application for prepayment.

6.5.4 In case of the written approval of application for prepayment, Party B shall calculate the interest rate of loan based on the actual using days of part of the loan involved in the prepayment fund.

Article 7 Loan Restructuring

7.1 In case Party A fails to return due loan on schedule, it shall put forward written application of loan restructuring to Party B one month before due date of loan. If Party B agrees on Party A’s application, both parties shall sign agreement of loan restructuring. In case Party B does not agree, Party A shall repay due loan by the time agreed in this agreement. Otherwise, Party B has right to deal with this loan as past due loan.

Article 8 Guarantee of loan

8.1 Loan under the contract adopts _____guarantee type:

Exhibit 10.6 English translation for convenience purposes only

(1) Security guarantee

(2) Pledge guarantee

(3) Guarantee warranty

(4) Other types of guarantee: _____/_____________________.

The above guarantee contract is signed by Party B and guarantor under the specific guarantee matters of this contract:

(1)		(5)	/_
(2)	/_	(6)	/_
(3)	/_	(7)	/_
(4)	/_	(8)	/_

Article 9 Representations and Warranties of Party A

9.1 Party A is Chinese corporate body or other organization legally founded according to law of the People’s Republic of China, which has civil right and civil capacity to sign and fulfill this contract and can bear civil liabilities independently. Party has gained all necessary and legal internal and external approval and authorization to sign this agreement.

9.2 All documents, reports and statements provided by Party A according to law and requirement of Party B are valid, lawful, true, correct and complete.

Article 10 Commitment of Party A

10.1 Party A should provide Party B with reports and other documents really reflecting its operational and financial states regularly or according to Party B’s requirement. Party A guarantees that provided materials are all valid, true and complete.

10.2 In loan term, in terms of great changes about Party A’s managerial decisions, including but not limited to share transfer, reorganization, amalgamation, discrete, shareholding reform, joint venture, cooperation, joint operation, contracting lease, investments abroad, substantial increase of debt financing and scope of business and alteration of registered capital as well as other situations that may affect Party B’s rights and interest, Party A shall provide Party B with a written notice at least thirty days in advance and get written consent from Party B, practice liability for satisfaction of loan or pay off loan in advance or provide warranty approved by Party B.

Exhibit 10.6 English translation for convenience purposes only

10.3 Party A shall positively coordinate with Party B to make management on business condition and payment of loan and management after loan, including the understanding and supervision on fundamental state of enterprise, service condition of loan, major items of operating management, financial operation condition, condition of balancing accounts and contacting, etc. Any expense arising from obstruction of Party A shall be paid by Party A.

10.4 Without prior written permission of Party B, Party A is not allowed to transfer or covertly transfer debts under this contract in any way.

10.5 In case Party A’s transfers, hires or deals with complete or major part of significant property or operation revenue in the way of setting warranty for debts outside of debts under this contract, Party A shall provide Party B with written notice at least thirty days in advance and get written consent from Party B.

10.6 In the case of any event harmful to fulfillment of debts in this contract, including but not limited to litigation, arbitration, criminal investigation, administrative penalty, termination of business, close of a business, dissolution, adjudication of bankruptcy, revoking license, revocation, deterioration of financial conditions, etc., Party A shall notice Party B in written form within three days since the date when this matter happens or possibly happen.

10.7 In case Warrantor encounters situations including but not limited to termination of business, close of a business, dissolution, adjudication of bankruptcy, revoking license, revocation and loss of business, partly or completely losing guarantee ability corresponding to this loan or decrease of value of pledge, hostage and pledge right as loan guarantee under this agreement, Party A shall provide Party B with new guarantee approved by Party B.

Exhibit 10.6 English translation for convenience purposes only

10.8 In loan term, in case Party A changes title of corporate body, legal representative, principal, address, telephone, fax, etc., Party A shall notice Party B in written form within seven days after alternation.

10.9 Party A should make written report to Party B about occurred or impending related party transaction that occupied 10% of Party A net asset (including 10%) including but not limited to transaction parties’ relevance relationship, transaction project and nature, transaction amount or the corresponding ratio, pricing policy (including transaction without amount or with nominal amount).

10.10 Party B has right to collect part or complete loan in advance according to condition of funds withdrawal of Party A.

Article 11 Rights and Obligations of Both Parties

11.1 Party A has the right to draw and use loan according to the deadline and purpose agreed in this contract.

11.2 Party A shall pay off the capital and interest of loan according to agreement in this contract.

11.3 Party B has the right to investigate, supervise and understand the operational condition, service condition of loan and related transaction of Party A.

11.4 In case pledge and collateral security of Party B are insufficient to pay off all creditor’s rights within scope of guarantee of this contract, Party B has right to retrieve the insufficient part according to law.

11.5 Under the premise that Party A fulfills obligations agreed in contract and satisfies terms of loan of Party B, Party B shall issue full loan to Party A on schedule.

11. 6 Party B has right to require Party A to provide relevant documents according to the investigation requirement of issuing loan and keep secret for data, document and information related to Party A, except for that shall be queried or announced according to laws and regulations.

Exhibit 10.6 English translation for convenience purposes only

Article 12 Account

Party A will open the No. _(2)___account in Party B (multi-choices available)

(1) Issue loan to special account, account number is:_______∕________, capital issue and payment of this loan should be transacted via this account.

Both parties make the following agreement on this account:

____________________∕________________________________________

____________________________________________________________

(2) Balance account, account number: 7381310182600083815; both parties make the following agreement on this account:

____________________________________________________________

______________________________________________________________

(3) Funds withdrawal account, account number is ___________________________________,

Both parties make the following agreement on this account:

____________________________________________________________

______________________________________________________________

(4) __________account, account number is: __________________________

Both parties make the following agreement on this account:

____________________________________________________________

______________________________________________________________

Article 13 Liability for breach of contract

13.1 After execution of contract, both parties shall fulfill the obligations agreed in this contract. Either party violating any agreement, commitment or guarantee of this contract shall bear corresponding responsibility for breach of contract.

Exhibit 10.6 English translation for convenience purposes only

13.2 Without Party B’s written consent, in case Party A fails to draw loan in date of draft agreed in contract, Party B has the right to take default fine by overdue days according to rate agreed in contract.

13.3 In case one of the following situations happens, Party B has right to stop or end any term of loan has not been drawn and require Party A to immediately repay all drawn loan, interest in red and other expense as well as take corresponding measures. The date when Party B requires Party A to repay the above mentioned term of loan is the day of acceleration of maturity of debts under this contract. Party B has the right to directly deduct money from any account of Party A opened in Party B and its affiliated agency to compensate for debts of Party A under this contract.

13.3.1 Party A fails to pay off the capital and interest of loan under the contract on schedule.

13.3.2 Party A fails to fulfill any obligation agreed in the contract.

13.3.3 Certification and documents as well as representations and warranties of article 9 related to this loan submitted by Party A to Party B are demonstrated inauthentic, inaccurate, and imperfect or intentionally lead to others’ misunderstanding.

13.3.4 Party A conceals important operational and financial facts to Party B.

13.3.5 Party A takes advantage of the false contract with controlling shareholders and other affiliated companies to extract the loan.

13.3.6 Party A stops to pay off due debt or disable to pay off debt.

13.3.7 Party A encounters termination of business, close of a business, dissolution, adjudication of bankruptcy, revoking license, revocation, deterioration of financial conditions or any litigation, arbitration or criminal and administrative punishment that are harmful to state of operation or property condition of Party A.

13.3.8 The matters of industrial and commercial registration such as Party A’s address, business scope and legal representative change or produce great investments and other situations, which lead to serious influence or threat on Party B’s creditor’s rights.

Exhibit 10.6 English translation for convenience purposes only

13.3.9 Party A encounters great financial loss, loss of assets or other capital loss caused by foreign guarantee or other financial crisis and Party B considers that it may or has affected or harmed Party B’s interest under this contract.

13.3.10 There is great crisis on operation or finance of Party A controlling shareholder and other affiliated companies or Party A has greatly related transaction with controlling shareholder and other affiliated companies, affecting normal operation of Party A or Party A leads to serious influence or threat on Party B’s creditor’s rights by the related transaction with controlling shareholder and other affiliated companies.

13.3.11 Party A encounters matters that Party B considers that they affect Party B’s achievement of creditor’s right such as great mergers, acquisition and reorganization, etc.

13.3.12 The business Party A is in suffers unfavorable changes, which seriously affects or threats the achievement of creditor’s rights of Party B. Beyond doubt, conditions stated in this article do not belong to events of force majeure.

13.3.13 Party A fails to transact settlement of account or deposit and other relevant business in Party B according to agreement.

13.3.14 Party A fails to use loan according to agreed purpose; change the use of loan funds arbitrarily, embezzle the loan or use the loan to take illegal transaction.

13.3.15 Party A fails to pay the capital of loan according to article 5 and 7 agreements of this contract.

13.3:16 Party A violates commitments of article 10 of the contract.

13.3.17 Party A violates Party B’s supervision requirement on funds withdrawal account.

13.3.18 Cross default: if Party A defaults under other debt documents and has not corrected within grace period and lead to any one of the following cases, it is also a kind of default, i.e. cross default.

Exhibit 10.6 English translation for convenience purposes only

(1) Debts under other debt documents are announced or may be announced acceleration of maturity and the amount of accumulative capital of this kind of debt exceeds threshold amount of cross default.

(2) Though debts under other debt documents are not announced or may not be announced acceleration of maturity, there is payment default and the amount of accumulative capital of this kind of debt exceeds original amount of cross default.

Other debt documents refer to loan contract, bond and guarantee agreement. Threshold amount of cross default refers to the lowest amount triggering cross default. The threshold amount of cross default of this contract is RMB _______Ten Thousand Yuan.

13.3.19 Party A refuses to accept Party B’s supervision and investigation on the service condition of the loan and relevant operational and financial activities.

13.3.20 Higher-level management personnel of Party A is suspected of being involved in significant corruption, bribe-taking, fraudulent practices or illegal business cases and Party B considers that it may or has affected or harmed its rights and interests under the contract.

13.3.21 Party A breaches the contract to other creditors.

13.3.22 Warrantor of Party A violates agreement of warranty contract or cause default matters under the warranty contract.

13.3.23 In case that pledge and collateral security under the contract encounter foreclosure, detention, and report for loss, countermand of payment or compulsory measures, there is dispute on ownership and suffer or may suffer the infringement and the safety and serviceable conditions suffer or may suffer adverse influences, Party A has not provided new warranty required by Party B.

13.3.24 Party A causes other matters endangering and damaging or may endanger and damage Party B’s rights and interests.

Exhibit 10.6 English translation for convenience purposes only

13.3.25 Other cases: _______________________________

13.4 In case Party A fails to pay off capital agreed in the contract, besides the rights agreed in Article 13.3, Party B has right to surcharge 100.00 % of default interest rate to take interest by loan rate at the appointed time according to actual overdue days.

13.5 In terms of interest cannot be paid by Party A, Party B has right to take compound interest by default interest rate agreed in Article 13.4 according to actual overdue days.

13.6 In case Party A fails to use loan according to the agreed purpose in contract, besides the rights agreed in Article 13.3, Party B has right to surcharge 50.00 % of default interest rate to take interest on the part used in default by loan rate at appointed time according to used days since the date of diverting.

13.7 Various expenses arising from achievement of creditor’s rights of Party B (including but not limited to costs, travel expense, 20.00 % counsel fee of total amount of primary creditor’s rights, property preservation expense, certification and authorization expense, translation charge, assessment and auction expenses, etc.) are all paid by Party A.

Article 14 Continuity of obligations

14.1 All obligations of Party A under this contract has continuity, which have force of constraint on successor, receiver, assignee and main body after amalgamation, reorganization and change of title, regardless of influences of any dispute, claim and legal procedure, command of superior unit and any contract and document signed by and between main debtor of contract and any natural person or legal person nor change with bankruptcy of main debtor of contract, disability of paying debt, loss of qualification of enterprise and alternation of articles of association as well as any change in essence.

Exhibit 10.6 English translation for convenience purposes only

Article 15 Notarization

15.1 In case either party puts forward requirement of notarization, this contract shall be notarized in notary organs regulated by state.

15. 2 In case Party B requires transacting notarization that has force of compulsory execution, with the permission of Party A, Party B can apply notary organ to issue notarization that has force of compulsory execution with this contract. If capital and interest of loan and relevant expense of Party B cannot be fully paid in repayment duration agreed in the contract, Party B can apply compulsory execution in local people’s court with this notarization.

Article 16 Other agreed items

Party A promised will not violate the law to inject any of banks credit funds into stock market or real estate through Party A’s bank accounts or any other third parties’ bank accounts, or shall bear all the losses of Party B.

In case of conflicts between agreement of this article and other provisions, this article shall prevail.

Article 17 Application of law and arbitration

17.1 This contract is suitable for law of People’s Republic of China.

17.2 All disputes arising from this contract and related, both parties shall negotiate in a friendly manner; if failed, both parties agree to adopt the following second method to solve.

(1) Submit to _________∕__________arbitration committee to apply for arbitration.

(2) Institute legal proceedings or apply for compulsory execution to local people’s court of Party B.

Exhibit 10.6 English translation for convenience purposes only

Article 18 Force Majeure

18.1 Force majeure in this contract refers to unforeseeable, unavoidable and insurmountable objective circumstances that lead to the failure of any party performing this contract, including war, strike, state of siege, severe flood, fire, wind damage, earthquake and other events that both parties consider belonging to force majeure after consultation.

18.2 In case any party fails to perform the contract due to force majeure, its responsibilities or obligations under this contract can be exempted partly or completely, but it shall notice the other party in writing timely, so as to relieve the loss caused to the other party, and it also shall provide appropriate evidence of force majeure during the happening and duration period within reasonable time limit. At the same time, the party which encounters force majeure shall try its best to reduce the influence caused to the other party.

18.3 In case of force majeure, both parties shall immediately consult with each other within reasonable time limit, so as to seek for fair and reasonable solution, and try their best to reduce the impact of force majeure to minimum level.

Article 19 Accumulation of Party B’s rights

19.1 Party B’s rights under this contract are accumulative, without affecting and rejecting any rights from Party A according to laws and other contracts. Only if Party B indicates in written form that it does not use, partly use or postpone using its rights, none compose the surrender or part surrender of the right nor affect, stop and obstruct Party B to continue to use this right or use any other rights.

Article 20 Execution, alternation and dissolution of the contract

20.1 This contract comes into force after legal representative or authorized agent of Party A and legal representative or principal or authorized agent of Party B signs or seals their name and stamp official seal special seal of contract.

Exhibit 10.6 English translation for convenience purposes only

20.2 After execution of contract, apart from existing agreements of this contract, either party is not allowed alternating or terminating the contract; in case need to alternate or terminate this contract, both parties shall negotiate and reach written agreement.

20.3 After execution of contract, Party B completely or partly transfers the creditor’s rights under the contract to the third man, dispense with Party A’s permission but shall notice Party A in written form.

20.4 After execution of contract, In case Party A completely or partly transfers the creditor’s rights under the contract to the third man, it shall provide written document indicating that warrantor agrees to transfer and continue to bear the obligation of warranty or provide new warranty and get written consent from Party B.

Article 21 Others

21.1 For the purpose of this contract, “workday of bank” refers to banking day when the bank transacts the corporate business externally.

21.2 The “affiliated party” in this contract has the same meaning with the same terms in Accounting Standards for Business Enterprises No. 36 – Disclosure of Affiliated Party (Financial Accounting No. [2006]3) (In case Party A and target enterprise are listed company, it is applicable to related laws and regulations and rules of exchange.

21.3 If the contract remains the unperfected parts, both parties shall reach written agreement separately as the attachment of the contract. Any attachment, modification or supplements compose an indivisible part of the contract, with same legal force as the contract.

21.4 In case some provision of the contract or part content of some provision is approved invalid, this invalid provision or invalid part does not affect the availability of this contract, other provisions of the contract or other contents of the provision.

Exhibit 10.6 English translation for convenience purposes only

21.5 In terms of any notice, requirement or other communications given to Party A by Party B, including but not limited to telex, telegram and fax, etc., once sent, are regarded as having been sent to Party A. In terms of postal letters, the third day from the date of posting is regarded that it has been submitted to Party A.

21.6 This contract is made in multiple: Party A holds one copy (copies) and Party B holds one copy (copies) and the department concerned retains_∕_ copy (copies).

21.7 Party B has adopted reasonable method to submit Party A to pay attention to provisions about preventing or limiting its responsibilities under this contract and provided full illustration about relevant provisions according to the requirement of Party A. Both parties have no objection on comprehension of all provision contents of this contract.

Exhibit 10.6 English translation for convenience purposes only

Party A (official seal or special seal of contract)

Legal representative:

(or authorized agent)

Party B (official seal or special seal of contract)

Legal representative/principal:

(or authorized agent)

Exhibit 10.6 English translation for convenience purposes only

Attachment 1:

Specimen signature reserved by Party A

Specimen signature 1 reserved by Party A: ____________________________

Specimen signature 2 reserved by Party A: ____________________________

Specimen signature 3 reserved by Party A: ____________________________

Party A (official seal or special seal of contract)

Legal representative (or authorized agent):

Exhibit 10.6 English translation for convenience purposes only

Attachment 2: Format of payment order

Payment order

(Applicable to the entrusted payment by the bank)

Sub-branch __________________ China Citic Bank

In accordance with No. __________________ RMB Working Capital Loan Contract (“Loan Contract”), we hope to use the loan, of which the amount is RMB (Amount in words) _____________ (Amount in figures) _________ (“loan”) on date _________ for the purpose specified in the loan contract. The specific using plan of loan:_______. The relevant transaction contracts are respectively shown in the attached documents.

Hereby entrusting the bank to transfer this amount of principal of loan to the following account of the company’s counterparty from the company’s special account for loan issuing.

Full name of counterparty 1	Full name of counterparty 2
Opening bank:	Opening bank:
Account number:	Account number:
Amount of payment:	Amount of payment:

Full name of counterparty 3	Full name of counterparty 4
Opening bank:	Opening bank:
Account number:	Account number:
Amount of payment:	Amount of payment:

Exhibit 10.6 English translation for convenience purposes only

Full name of counterparty 5	Full name of counterparty 6
Opening bank:	Opening bank:
Account number:	Account number:
Amount of payment:	Amount of payment:

We confirm:

(1) The representations and warranties made by the company in this loan contract are still true and accurate on the day of announcing this notice;

(2) Any default or potential default specified in this loan contract doesn’t happen.

Company name:                                           (official seal or reserved specimen signature (if any))

Legal representative or authorized agent :__________________________( signature)

Date: ________ month______ day ______ year

Attachment: __________ Commercial contract